UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Eagle Rock Energy Partners, L.P.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 17, 2010

Special Meeting Has Been Adjourned Until May 21, 2010

***Your Vote Is Very Important***

Dear Fellow Limited Partner,

The Special Meeting of Eagle Rock Energy Partners, L.P. scheduled for May 14, 2010 was adjourned until May 21, 2010 at 1:00 p.m. to allow additional time to solicit votes from a greater percentage of our common unitholders.  The reconvened special meeting will be held at Eagle Rock’s offices at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas.

As of May 14, 2010, the proxies received from unaffiliated unitholders amounted to under 58% of all outstanding common units held by unaffiliated unitholders.  The proposals require the affirmative vote of a majority of all outstanding common units held by our unaffiliated unitholders and we are therefore continuing to solicit your vote.  Our records show your common units have not yet been voted; we urge you to vote today.

The proposals are intended to improve the Partnership’s liquidity position, simplify its structure and position it for future growth.  Our board of directors unanimously recommends that you vote “FOR” the proposals.

PLEASE BE AWARE THAT YOUR BROKER CANNOT VOTE ON YOUR BEHALF WITH RESPECT TO THE PROPOSALS AND FAILURE TO CAST A VOTE IS THE EQUIVALENT OF A VOTE AGAINST THE PROPOSALS.

Whether or not you plan to attend the reconvened special meeting on May 21, 2010, please vote as soon as possible.

The fastest way to vote is to use the telephone or internet instructions on the enclosed proxy card.

If you have questions or if you need assistance voting, please contact Morrow & Co., LLC, our proxy solicitor, at 1-800-607-0088.

Thank you for your support of Eagle Rock and for taking the time to vote.

Sincerely,

/s/ Joseph A. Mills

Joseph A. Mills
Chairman and Chief Executive Officer

P. O. Box 2968
Houston, TX  77252-2968
281-408-1200 Office
 WWW.EAGLEROCKENERGY.COM